EXHIBIT 10.24

                       Purchase and Sale Agreement between
                 Marriott International, Inc., CBM Annex, Inc.,
                        Courtyard Annex, Inc., as Sellers,
                  and CNL Hospitality Partners, LP as Purchaser


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                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN

                          MARRIOTT INTERNATIONAL, INC.
                                     as MI,

                                 CBM ANNEX, INC.
                                     as CBM,

                              COURTYARD ANNEX, INC.
                                   as Seller,

                                       and

                          CNL HOSPITALITY PARTNERS, LP
                                  as Purchaser
                           ---------------------------




                            Dated: November 15, 1999



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                                TABLE OF CONTENTS



SECTION 1.  DEFINITIONS.....................................................1

    1.1  "Act of Bankruptcy\................................................1
    1.1A  "Agency Agreement\................................................2
    1.2  "Agreement\........................................................2
    1.2A  "Amended and Restated Operating Agreement\........................2
    1.3  \ [Intentionally Omitted]\.........................................2
    1.4  "Architect\........................................................2
    1.5  "As-Built' Drawings\...............................................3
    1.6  "Assets\...........................................................3
    1.7  \ [Intentionally Omitted]\.........................................3
    1.8  "Business Day\.....................................................3
    1.9  [Intentionally Omitted]............................................3
    1.9A  "CBM Guaranty\....................................................3
    1.10  "CHP\.............................................................3
    1.11  "CHLP\............................................................3
    1.12  "Closing\.........................................................3
    1.13  "Closing Date\....................................................3
    1.14  "Competitor\......................................................3
    1.15  "Contracts\.......................................................3
    1.16  "Controlling Interest\............................................4
    1.17  [Intentionally Omitted]...........................................4
    1.18  [Intentionally Omitted]...........................................4
    1.19  [Intentionally Omitted]...........................................4
    1.20  [Intentionally Omitted]...........................................4
    1.21  [Intentionally Omitted]...........................................4
    1.22  "Entity\..........................................................4
    1.23  "Environmental Reports\...........................................4
    1.24  "Excluded Assets\.................................................4
    1.25  "FAS\.............................................................5
    1.26  "FF&E\............................................................5
    1.27  "FF&E Schedule\...................................................5
    1.28  [Intentionally Omitted.]..........................................5
    1.29  "Franchise Agreement\.............................................5
    1.30  "Guarantors\......................................................5
    1.31  "Guaranty of Landlord's Obligations (CHP and CHLP)................5
    1.31A  "Guaranty of Landlord's Obligations (MI)\........................5
    1.31B  "Guaranty of Member's Obligations\...............................5
    1.32  [Intentionally Omitted]...........................................5
    1.33  "Improvements\....................................................5
    1.34  "Intangible Property\.............................................6
    1.35  "Inventories\.....................................................6
    1.36  "Lease\...........................................................6
    1.37  "Limited Rent Guaranty\...........................................6
    1.38  "[Intentionally Omitted]..........................................6
    1.39  "[Intentionally Omitted]..........................................6
    1.40  "Mere Director\...................................................6
    1.41  "MI\..............................................................6
    1.42  "Opening Date\....................................................7
    1.43  [Intentionally Omitted\...........................................7
    1.44  "Owner Agreement\.................................................7
    1.45  "Ownership Interests\.............................................7
    1.46  "Permitted Encumbrances\..........................................7
    1.47  "Person\..........................................................7
    1.48  "Plans and Specifications\........................................7
    1.49  "Property\........................................................7
    1.50  [Intentionally Omitted]...........................................7
    1.51  "Proprietary Information\.........................................7
    1.51A  "Purchase Price\.................................................7
    1.52  "Purchaser\.......................................................7
    1.53  "Real Property\...................................................8
    1.54  "Reserve\.........................................................8
    1.55  "Seller\..........................................................8
    1.57  "Stock Pledge\....................................................8
    1.58  "Substantial Completion\..........................................8
    1.59  "Surveyor\........................................................8
    1.60  [Intentionally Omitted\...........................................8
    1.61  "Tenant\..........................................................8
    1.62  "Title Commitments\...............................................8
    1.63  "Title Company\...................................................8
    1.64  "Title Insurance Policies\........................................8
    1.65  "Updated Survey"..................................................9

SECTION 2.  PURCHASE-SALE; DILIGENCE........................................9

    2.1  Purchase-Sale......................................................9
    2.2  Diligence Inspections..............................................9
    2.3  Title Matters......................................................9
    2.4  Survey............................................................10
    2.5  Environmental Reports.............................................10
    2.6  [Intentionally Omitted]...........................................10
    2.7  [Intentionally Omitted]...........................................10

SECTION 3.  PURCHASE AND SALE..............................................10

    3.1  Closing...........................................................10
    3.2  [Intentionally Omitted]...........................................10
    3.3  Purchase Price....................................................10
    3.4  [Intentionally Omitted]...........................................10
    3.5  [Intentionally Omitted]...........................................10
    3.6  Competitor........................................................11

SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE..................11

    4.1  Closing Documents.................................................11
    4.2  Condition of Property.............................................13
    4.3  Title Policies and Surveys........................................13
    4.4  Opinions of Counsel...............................................13
    4.5  FF&E Schedule.....................................................14
    4.6  Other.............................................................14

SECTION 5.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.....................14

    5.1  Purchase Price....................................................15
    5.2  Closing Documents.................................................15
    5.3  Opinions of Counsel...............................................15

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER.......................15

    6.1  Status and Authority of the Seller................................15
    6.2  Status and Authority of MI........................................16
    6.3  Status and Authority of Owner.....................................16
    6.4  Status and Authority of Tenant....................................16
    6.4  Status and Authority of CBM.......................................16
    6.5  Owner's Organizational Documents..................................16
    6.6  Assets and Liabilities of Owners..................................16
    6.7  Ownership of Owners...............................................16
    6.8  [Intentionally Omitted]...........................................17
    6.9  Existing Agreements...............................................17
    6.10  Tax Returns......................................................17
    6.11  Action of the Seller.............................................17
    6.12  No Violations of Agreements......................................17
    6.13  Litigation.......................................................18
    6.14  Not a Foreign Person.............................................18
    6.15  Construction Contracts; Mechanics' Liens.........................18
    6.16  Permits, Licenses................................................18
    6.17  Hazardous Substances.............................................18
    6.18  Insurance........................................................19
    6.19  Condition of Property............................................19
    6.20  Financial Information............................................19
    6.21  Contracts........................................................19
    6.22  Title to FF&E....................................................19
    6.23  FF&E.............................................................19

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER....................21

    7.1  Status and Authority of the Purchaser.............................21
    7.2  Status and Authority of the Guarantors............................22
    7.3  Action of the Purchaser...........................................22
    7.4  No Violations of Agreements.......................................22
    7.5  Litigation........................................................22

SECTION 8.  COVENANTS OF THE SELLER........................................23

    8.1  Compliance with Laws..............................................23
    8.2  Correction of Defects.............................................23
    8.3  [Intentionally Omitted]...........................................23
    8.4  [Intentionally Omitted]...........................................23
    8.5  Final Payment.....................................................23

SECTION 9.  APPORTIONMENTS.................................................24

    9.1  Apportionments....................................................24
    9.2  Closing Costs.....................................................24

SECTION 10.  Intentionally Omitted.........................................25

SECTION 11.  MISCELLANEOUS.................................................25

    11.1  Agreement to Indemnify...........................................25
    11.2  Brokerage Commissions............................................27
    11.3  [Intentionally Omitted]..........................................28
    11.4  Publicity........................................................28
    11.5  Notices..........................................................28
    11.6  Waivers, Etc.....................................................30
    11.7  Assignment; Successors and Assigns...............................31
    11.8  Severability.....................................................31
    11.9  Counterparts, Etc................................................31
    11.10  Governing Law...................................................32
    11.11  Performance on Business Days....................................32
    11.12  Attorneys' Fees.................................................32
    11.13  Relationship....................................................32
    11.14  Section and Other Headings......................................32
    11.15  Disclosure......................................................32

SECTION 12.  SELLER REPURCHASE OBLIGATION; OTHER POST-CLOSING
             DELIVERIES\...................................................33

    12.1  Repurchase Requirement...........................................33
    12.2  Repurchase Closing...............................................33
    12.3  Repurchase Price.................................................34
    12.4  Reports..........................................................34
    12.5  Termination......................................................34
    12.6  Other Post-Closing Deliveries....................................35

SECTION 13.  PURCHASE PRICE ADJUSTMENT.....................................35

    13.1  Remaining Work and Payments......................................35
    13.2  Adjustment to Purchaser Price and Capital Contributions..........35

SECTION 14.  CHANGE OF NAME OF OWNER.......................................36

    14.1  Purchaser to Cover Name Change...................................36


Schedule A        -        Intentionally Omitted
Schedule B        -        Guaranty of Landlord's Obligations (CHP and CHLP)
Schedule C        -        Lease Agreement
Schedule D        -        Limited Rent Guaranty
Schedule E        -        Owner Agreement
Schedule F        -        Legal Description of Property
Schedule G        -        Intentionally Omitted
Schedule H        -        Stock Pledge Agreement
Schedule I-1      -        Endorsement Commitment
Schedule I-2      -        Leasehold Policy Commitment
Schedule I-3      -        Existing Owner's Title Policy
Schedule J        -        Intentionally Omitted
Schedule K        -        Intentionally Omitted
Schedule L        -        Form of Architect's Certificate
Schedule M        -        Intentionally Omitted
Schedule N        -        Intentionally Omitted
Schedule O        -        Courtyard by Marriott Franchise Agreement
Schedule P        -        Intentionally Omitted
Schedule Q        -        Intentionally Omitted

Schedule R        -        Guaranty of Member's Obligations
Schedule S        -        First Amended and Restated Limited Liability Company
                           Agreement
Schedule T        -        CBM Guaranty
Schedule U        -        Plans and Specifications
Schedule V        -        Warranty Assignment Agreement
Schedule W        -        Guaranty of Landlord's Obligations (MI)

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT is made as of the 15th day of November, 1999, by and between COURTYARD ANNEX, INC., a Delaware corporation, as seller, CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership, as purchaser, MARRIOTT INTERNATIONAL, INC., a Delaware corporation, as MI, and CBM ANNEX, INC., a Delaware corporation, as CBM.

                              W I T N E S S E T H :

         WHEREAS, the Seller (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section
1) is the owner of eighty-nine percent (89%) of the ownership interests in Courtyard Annex, L.L.C. ("Owner"), a Delaware limited liability company;

         WHEREAS, CBM Annex, Inc. ("CBM"), a Delaware corporation, is the owner of eleven percent (11%) of the ownership interests in Owner;

         WHEREAS, Seller and CBM are the sole members of Owner and collectively own one hundred percent (100%) of the ownership interests in Owner;

         WHEREAS, Owner is the owner of the Property;

         WHEREAS, Purchaser desires to purchase all of the Ownership Interest of Seller in the Owner and thereby acquire all of Seller's right, title and interest in and to the Owner upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Seller desires to sell to the Purchaser all of the Ownership Interest and convey all right, title and interest of Seller in and to the Owner, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1.  DEFINITIONS.

         Capitalized terms used in this Agreement and not defined elsewhere herein shall have the meanings set forth below, in the Section of this Agreement referred to below, or in such other document or agreement referred to below:

         1.1 "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof or Tenant shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all of or a substantial part of its property; (b) admit in writing its inability to pay its debts as they become due; (c) make a general assignment for the benefit of its creditors; (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); (e) be adjudicated a bankrupt or insolvent; (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if the proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof or Tenant, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner or Tenant; (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or Tenant or all or any substantial part of its assets; or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereinafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstated and in effect, for a period of sixty (60) consecutive days.

         1.1A "Agency Agreement" shall mean that certain Agency Agreement dated October 31, 1997, by and between Courtyard Annex, L.L.C. and Stonebrick Annex Corporation, as amended by that certain Amendment No. 1 to Agency Agreement dated April 21, 1998.

         1.2 "Agreement" shall mean this Purchase and Sale Agreement, together with Schedules A through W hereto, as it and they may be amended from time to time as herein provided.

         1.2A "Amended and Restated Operating Agreement" shall mean that certain First Amended and Restated Limited Liability Company Operating Agreement of Courtyard Annex, L.L.C. in the form of Schedule K hereto.

         1.3      [Intentionally Omitted].

         1.4      "Architect" shall mean Burt Hill Kosar Rittleman Associates.

         1.5 "As-Built Drawings" shall mean the final "as-built" plans and specifications for the Improvements which are to be furnished by the Seller to Purchaser pursuant to Section 4.1 or Section 12.6 of this Agreement.

         1.6 "Assets" shall mean all of the Real Property, the FF&E, the Contracts and the Intangible Property, collectively, now owned or hereafter (but prior to the Closing Date) acquired by Owner in connection with or relating to the Property other than any Excluded Assets.

         1.7      [Intentionally Omitted].

         1.8 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law or executive action to close.

         1.9      [Intentionally Omitted].

         1.9A "CBM Guaranty" shall mean the Guaranty in the form of Schedule T hereto to be entered into at Closing for the benefit of Owner, CHLP and CHP and guarantying CBM's obligations as a Member in Owner pursuant to the Amended and Restated Operating Agreement.

         1.10 "CHP" shall mean CNL Hospitality Properties, Inc., a Maryland corporation.

         1.11 "CHLP" shall mean CNL Hospitality Partners, LP, a Delaware limited partnership.

         1.12 "Closing" shall have the meaning given such term in Section 3.1.

         1.13 "Closing Date" shall have the meaning given such term in Section 3.1.

         1.14 "Competitor" shall mean a Person that owns or has an equity interest in a hotel brand, tradename, system or chain (a "Brand") which is comprised of at least ten (10) hotels; provided that such Person shall not be deemed a Competitor if it holds its interest in a Brand merely as (i) a franchisee or (ii) a mere passive investor that has no control or influence over the business decisions of the Brand at issue, such as a mere limited partner in a partnership, a mere shareholder in a corporation or a mere payee of royalties based on a prior sale transaction. A mere passive investor that is represented by a Mere Director on the board of directors of a Competitor shall not be deemed to have control or influence over the business decisions of that Competitor.

         1.15 "Contracts" shall mean equipment leases relating to telephone switches and voice mail relating to the Property and to which Owner is a party and any other equipment leases relating to the Property and disclosed to Purchaser on or before Closing and which are to survive the Closing and to which the Owner is or is to become a party.

         1.16 "Controlling Interest" shall mean (a) as to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the Entity (through ownership of such shares or by contract), and (b) as to an Entity not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Entity.

         1.17     [Intentionally Omitted].

         1.18     [Intentionally Omitted].

         1.19     [Intentionally Omitted].

         1.20     [Intentionally Omitted].

         1.21     [Intentionally Omitted].

         1.22  "Entity"   shall  mean  any   corporation,   general  or  limited
partnership, limited liability company, partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

         1.23  "Environmental  Report" shall have the meaning given such term in
Section 2.5.

         1.24 "Excluded Assets" shall mean (i) any right, title or interest in any name containing any of the names "Marriott," "Courtyard," and other marks used, or that may in the future be used, by MI or its affiliates, including the Seller (and MI shall have the right to remove any such name or mark appearing on any signage or other property pursuant to the terms of the Franchise Agreement for such Property), (ii) all items, tangible or intangible, consisting of Proprietary Information, (iii) computer software, (iv) FAS, (v) any Inventories located at the Property, (vi) working capital, including without limitation, cash, bank accounts and accounts receivable owned or held by Owner or Seller or any of its affiliates, (vii) all contracts pertaining to the operation of the Property other than the Contracts, and (viii) any software, manuals, brochures or directives used by the Owner or any of its affiliates, including the Seller, in the operation of the Property that will be issued by the franchisor to the Tenant, as franchisee, under the Franchise Agreements.

         1.25 "FAS" shall have the meaning given such term in the Lease.

         1.26 "FF&E" shall mean all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by the Owner or any of its affiliates, including the Seller, and located in or at, or used in connection with the ownership, operation or maintenance of the Property, other than motor vehicles.

         1.27 "FF&E Schedule" shall have the meaning given such term in Section 4.5.

         1.28     [Intentionally Omitted].

         1.29 "Franchise Agreement" shall mean the Franchise Agreement to be entered into at or prior to the Closing of the purchase and sale of the Ownership Interest of the Seller between MI, as franchisor, and Tenant, as franchisee, substantially in the form attached hereto at Schedule O (Courtyard by Marriott Franchise Agreement).

         1.30     "Guarantors" shall mean CHP and CHLP, jointly and severally.

         1.31 "Guaranty of Landlord's Obligations (CHP and CHLP)" shall mean the Guaranty in the form of Schedule B hereto to be entered into by Guarantors for the benefit of Tenant in respect of the Lease and guarantying the landlord's obligations under the Lease.

         1.31A. "Guaranty of Landlord's Obligations (MI)" shall mean the Guaranty in the form of Schedule W hereto to be entered into by MI for the benefit of Tenant in respect of the Lease and guarantying the landlord's obligations under the Lease.

         1.31B "Guaranty of Member's Obligations" shall mean the guaranty in the form of Schedule R hereto to be entered into at Closing for the benefit of Owner, CBM and MI and guarantying Purchaser's obligations as a Member in Owner pursuant to the Amended and Restated Operating Agreement.

         1.32     [Intentionally Omitted].

         1.33 "Improvements" shall mean all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property, including, but not limited to, all pavement, access ways, curb cuts, parking, kitchen and support facilities, meeting and conference rooms, swimming pool facilities, recreational amenities, office facilities, drainage system and facilities, air ventilation and filtering systems and facilities and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone, cable television and natural gas, if applicable, to the extent the same form a part of the Property and all appurtenances thereto.

         1.34  "Intangible  Property" shall mean all  transferable or assignable
(a) governmental permits, including licenses and authorizations, required for the construction, ownership and operation of the Improvements, including without limitation certificates of occupancy, building permits, signage permits, liquor licenses, site use approvals, zoning certificates, environmental and land use permits and any and all necessary approvals from state or local authorities
(hereinafter defined as "Permits") and other approvals granted by any public body or by any private party pursuant to a recorded instrument relating to the Property and (b) certificates, licenses, warranties and guarantees and the Contracts held by the Owner, other than (x) the Excluded Assets and (y) such permits, operating permits, certificates, licenses and approvals which are to be held by, or transferred to, the Tenant in order to permit the Tenant to operate such Property properly in accordance with the terms of the Leases.

         1.35 "Inventories" shall have the meaning given such term in the Lease.

         1.36 "Lease" shall mean the Lease Agreement in the form of Schedule C hereto to be entered into by Tenant and the Owner.

         1.37 "Limited Rent Guaranty" shall mean the Limited Rent Guaranty in the form of Schedule D hereto to be entered into by MI in respect of the Lease.

         1.38     [Intentionally Omitted].

         1.39     [Intentionally Omitted].

         1.40 "Mere Director" shall mean a Person who holds the office of director of a corporation and who, as such director, has the right to vote not more than twelve and one-half percent (12.5%) of the total voting rights on the board of directors of such corporation, and who represents or acts on behalf of a mere passive investor which neither (i) owns more than three percent (3%) of the total voting rights attributable to all shares or ownership interests of a Competitor, nor (ii) otherwise has the power to direct or cause the direction of the management or policies of a Competitor.

         1.41 "MI" shall mean Marriott International, Inc., a Delaware corporation, its successor or successors by merger or operation of law, and assignee or assignees to whom it has transferred all or substantially all of its hotel and related lodging assets and/or businesses and which assumes in writing Marriott International, Inc's. obligations under this Agreement.

         1.42 "Opening Date" shall mean the date on which the first paying customer is accepted at the Property.

         1.43     [Intentionally Omitted].

         1.44 "Owner Agreement" shall mean the Owner Agreement in the form of Schedule E hereto to be entered into by MI, Tenant and Owner in respect of the Lease.

         1.45 "Ownership Interest" shall mean the eighty-nine percent (89%) interest in the Owner held by Seller.

         1.46 "Permitted Encumbrances" shall mean (a) any and all matters affecting title to the Property as of the date hereof and as reflected in the Title Commitments attached hereto; (b) liens for taxes, assessments and governmental charges with respect to the Property not yet due and payable or due and payable but not yet delinquent; (c) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations; and (d) the Lease.

         1.47 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.48 "Plans and Specifications" shall mean those certain plans and specifications for the construction of the Improvements on the Property which have been approved by Purchaser and are identified on Schedule U attached hereto.

         1.49 "Property" shall mean that certain property known or to be known as the Courtyard by Marriott at City Hall Annex having an address of 23-31 North Juniper Street, Philadelphia, Pennsylvania, including the Assets.

         1.49A  "Property  Opening"  shall have the  meaning  given such term in
Section 12.1.

         1.50     [Intentionally Omitted].

         1.51 "Proprietary Information" shall have the meaning given such term in the Lease.

         1.51A "Purchase Price" shall mean Fifty-Seven Million Eight Hundred Fifty Thousand Dollars ($57,850,000).

         1.52 "Purchaser" shall mean CHLP and its permitted successors and assigns.

         1.53 "Real Property" shall mean the land described in Schedule F to this Agreement, together with the Improvements, all easements, rights of way, privileges, licenses and appurtenances which the Owner may own as of the date hereof with respect thereto.

         1.53A "Renovation Work" shall mean the work performed or to be performed at the Property pursuant to the Plans and Specifications.

         1.54 "Reserve" shall have the meaning given such term in the Lease.

         1.55     "Seller" shall mean Courtyard Annex, Inc.

         1.56     [Intentionally Omitted].

         1.57 "Stock Pledge" shall mean the Stock Pledge Agreement in the form of Schedule H hereto to be entered into by Courtyard Management Corporation, as the owner of all of the outstanding stock of Tenant, as pledgor, and Owner, as pledgee, as further security for the performance of Tenant's obligations under the Lease.

         1.58 "Substantial Completion" shall mean substantial completion of the Improvements in conformance, in all material respects, with the Plans and Specifications therefor (other than so-called "punch-list" items as do not individually or in the aggregate substantially impair the use of the Property for its intended use).

         1.59 "Surveyor" shall mean Barton & Martin Engineers, Philadelphia, Pennsylvania.

         1.60     [Intentionally Omitted].

         1.61  "Tenant"  shall mean City  Center  Annex  Tenant  Corporation,  a
Delaware   corporation  and  a  direct  wholly-owned   subsidiary  of  Courtyard
Management Corporation.

         1.62  "Title  Commitment"  shall  have the  meaning  given such term in
Section 2.3.

         1.63 "Title Company" shall mean Commonwealth Land Title Insurance Company or such other title insurance company as shall have been approved by the Purchaser and the Seller.

         1.64 "Title Insurance Policy" shall have the meaning given such term in
Section 2.3.

         1.65 "Updated Survey" shall have the meaning given such term in Section 2.4.

         SECTION 2.  PURCHASE-SALE; DILIGENCE.

         2.1 Purchase-Sale. In consideration of the mutual covenants herein contained, the Purchaser hereby agrees to purchase from the Seller and the Seller hereby agrees to sell to the Purchaser, the Ownership Interest for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

         2.2 Diligence Inspections. Except as contemplated in Section 12, Purchaser has approved (or is deemed to have approved for purposes of this Agreement) the Property in its "as is, where is" condition as of the date hereof. In respect to the Improvements located on the Property, the Seller shall permit (or cause the Owner to permit) the Purchaser and its representatives to inspect the Improvements at such reasonable times as the Purchaser or its representatives may request by reasonable prior notice to the Seller. During any such inspection, the Purchaser and its representatives shall minimize any resulting interference with ongoing construction or pre-opening activities at the Property. To the extent that, in connection with such investigations, the Purchaser, its agents, representatives or contractors, damages or disturbs the Property, or any part thereof, the Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. The Purchaser shall indemnify, defend and hold harmless the Seller and Owner from and against any and all expense, loss or damage (including, without limitation, reasonable attorneys' fees) which the Seller and/or the Owner may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with any such inspections, other than any expense, loss or damage arising from any act or omission of the Seller or the Owner. The foregoing indemnification agreement shall survive the termination of this Agreement and the Closing hereunder.

         2.3 Title Matters. Purchaser has approved (or is hereby deemed to have approved) the state of title to the Property and all exceptions thereto as reflected in that certain Owner's Title Insurance, Policy No. D167374 issued to Owner in respect of the Property by the Title Company, a copy of which title policy is attached hereto as Schedule I-3 (the "Title Insurance Policy"). The Title Company has delivered to the Purchaser and the Seller a preliminary written commitment for (a) the issuance of an Endorsement to the Title Insurance Policy, a copy of which commitment is attached hereto as Schedule I-1 (the "Endorsement Commitment"), and (b) the issuance of a Leasehold Owner's Title Insurance Policy for the Property naming Tenant as the insured, a copy of which commitment is attached hereto as Schedule I-2 (the "Leasehold Policy Commitment") (the Endorsement Commitment and Leasehold Policy Commitment herein, collectively, the "Title Commitments"). Purchaser has approved the Endorsement Commitment and the form of Endorsement provided for therein for purposes of this Agreement. MI has approved the Leasehold Policy Commitment and the form of the leasehold policy provided for therein on behalf of the Tenant.

         2.4 Survey. Purchaser has approved the survey of the Property and all matters shown thereon, prepared by Surveyor dated May 13, 1997 and last revised and certified on November 2, 1999 ("Updated Survey").

         2.5 Environmental Reports. Purchaser has approved and accepts the environmental condition of the Property as existing on the date hereof and as reflected in that certain Phase I environmental report in respect of the Property prepared by Dames and Moore and dated October 12, 1999 ("Environmental Report").

         2.6      [Intentionally Omitted].

         2.7      [Intentionally Omitted].

         SECTION 3.  PURCHASE AND SALE.

         3.1 Closing. The purchase and sale of the Ownership Interest shall be consummated at a closing (the "Closing") to be held at the offices of Holland & Knight LLP, 2100 Pennsylvania Avenue, N.W., Washington, D.C. 20037, or at such other location as the Seller and the Purchaser may agree, at 10:00 a.m. local time, the Closing to occur on the date hereof , or such later date as of which all conditions precedent to the Closing herein set forth have either been satisfied or waived by the party in whose favor such conditions run ("Closing Date"). In the event that the Closing shall not have occurred within ten (10) days after the date hereof, either party (provided such party shall not be in default hereunder), shall have the right, by the giving of written notice to the other, to terminate this Agreement.

         3.2      [Intentionally Omitted].

         3.3 Purchase Price. At Closing, the Purchase Price shall be payable by wire transfer of immediately available funds to an account or accounts to be designated by the Seller prior to Closing, subject to any adjustments and apportionments made pursuant to Section 9.1 of this Agreement.

         3.4      [Intentionally Omitted].

         3.4A     [Intentionally Omitted].

         3.5      [Intentionally Omitted].

         3.6 Competitor. In the event that any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, by merger, operation of law or otherwise, in a single transaction or a series of transactions, of any interest in Purchaser or any Person having an interest in Purchaser, directly or indirectly, results, directly or indirectly, in a Competitor owning a Controlling Interest in Purchaser, Seller shall have the right, but not the obligation, to terminate this Agreement (and such termination shall not constitute a default under any of the related transactions or documents contemplated thereby, including this Agreement).

         SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

         The obligation of the Purchaser to acquire the Ownership Interest on the Closing Date shall be subject to the satisfaction or waiver of the following conditions precedent on and as of such Closing Date:

         4.1  Closing  Documents.   The  Seller  shall  have  delivered  to  the
Purchaser:

         (a) A warranty assignment and assumption of the Ownership Interest in the form of Schedule V hereto, duly executed by the Seller, transferring, assigning and warranting to Purchaser all right, title and interest of Seller therein, free from all liens, encumbrances, security interests, options and adverse claims of any kind or character;

         (b) To the extent the same are in the Seller's or the Owner's (or their agents) possession, original (or copies certified by Seller as true and correct), fully executed copies of all agreements constituting Assets;

         (c)    The Lease duly executed by Tenant;

         (d)    The Limited Rent Guaranty duly executed by MI;

         (e)    The  Stock  Pledge  duly  executed   by   Courtyard   Management
Corporation as the owner of all the outstanding stock in Tenant;

         (f) A copy of the fully executed Franchise Agreement with respect to the Property;

         (g)    The Owner Agreement duly executed by MI and Tenant ;

         (h)    A copy of the final certificate of occupancy for the Property;

         (i)    An architect's certificate in  respect  of the  Improvements  in
substantially   the  form   attached   hereto  as   Schedule   L   ("Architect's
Certificate");

         (j)    [Intentionally Omitted];

         (k) Original secretary's certificate and certificates of incumbency with respect to the Seller, Tenant, MI, and such other persons as the Purchaser may reasonably require;

         (l)    [Intentionally Omitted];

         (m)    A certificate of a duly authorized  officer  of  MI  and  Seller
confirming  the  continued  truth  and  accuracy  of  the   representations  and
warranties of the Seller in this Agreement (subject to Section 4.2(b));

         (n)    The Updated Survey;

         (o)    [Intentionally Omitted];

         (p) The Permits (or copies thereof certified by Seller as true and correct);

         (q)    The Contracts;

         (r) Copies of any and all warranties and guarantees pertaining to the Improvements, specifically including the manufacturers roof membrane warranty issued with respect to the buildings comprising the Improvements, and any other warranties and guarantees with respect to other aspects of the Improvements to the extent given pursuant to the construction contracts for the Improvements;

         (s) Insurance certificates to be provided by Tenant pursuant to the Lease;

         (t)    The FF&E Schedule;

         (u)    Copies of any tax returns previously filed for Owner;

         (v) An Owner's affidavit in the usual and customary form of the Title Company for the purpose of satisfying any request for the same in the Title Commitment;

         (w)    A copy of the duly executed Articles of Formation of the Owner;

         (x)    A settlement statement;

         (y) The original (or copy thereof certified by Seller as true and correct) of the Agency Agreement, the construction contract, the Architect's agreement, any bonds required under the construction contract, the most recent partial waivers of liens received from the general contractor reflecting all sums paid to date, and a certificate of substantial completion substantially in the form set forth in AIA Form G704;

         (z) Such other documents, certificates, and other instruments as may be reasonably required to consummate the transaction contemplated hereby;

         (aa) The Amended and Restated Operating Agreement duly executed by CBM;

         (bb) A copy of the final "punch-list" work, if any, required upon Substantial Completion of the Renovation Work certified by Seller;

         (cc)  The CBM Guaranty; and

         (dd)  Guaranty of Landlord's Obligations (MI).

         4.2      Condition of Property.

         (a) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the Property;

         (b) Copies of any material licenses, permits and other authorizations necessary for the use, occupancy and operation of the Property issued as of the Closing shall be in full force and effect and provided to Purchaser at Closing; as contemplated by and subject to Section 12, Seller shall provide all other such material licenses, permits and other authorizations identified in Section 12 to Purchaser after Closing as and when received; and

         (c) The Purchaser shall have received the Architect's Certificate executed by the Architect in respect of the Property.

         4.3      Title Policies and Surveys.

         (a) The Title Company shall be prepared, subject only to payment of the applicable premium, to issue the Endorsement to the Title Insurance Policy and the Leasehold Owner's Title Insurance Policy in accordance with Section 2.3.

         (b) The Purchaser shall have received the Updated Survey with respect to the Property, in accordance with Section 2.4.

         4.4 Opinions of Counsel. The Purchaser shall have received a written opinion from counsel to the Seller, Tenant, CBM and MI (which may be its in-house counsel), in form and substance reasonably satisfactory to the Purchaser and its counsel, regarding the good standing and/or authority of the Seller, Tenant, CBM and MI, to enter into the documents to be entered into in connection with the Closing and to which they are a party and the enforceability of this Agreement, the Lease, the Limited Rent Guaranty, the Owner Agreement, the CBM Guaranty, the Stock Pledge and the Guaranty of Landlord's Obligations
(MI) and such other matters with respect to the transactions contemplated by this Agreement as the Purchaser may reasonably require.

         4.5 FF&E Schedule. Prior to Closing, Seller shall provide to Purchaser a schedule (the "FF&E Schedule") of all FF&E at the Property (other than the FF&E listed in the Plans and Specifications) owned by Owner and intended to be part of the Assets to be owned by Owner upon and following Closing. Upon reasonable prior notice to Seller, Purchaser shall be entitled to inspect the FF&E at the Property prior to Closing in order to confirm and verify the FF&E Schedule.

         4.6      Other.
                  (a) The representations and warranties of the Seller and MI set forth in Section 6 hereof shall be true, correct and complete in all material respects on and as of the Closing Date;

                  (b) No Act of Bankruptcy on the part of the Seller, the Owner or Tenant shall have occurred and remain outstanding as of the Closing Date;

                  (c) The Seller shall be the sole owner of good title to the Ownership Interest free and clear of all liens, encumbrances, restrictions, conditions and agreements (other than this Agreement);

                  (d) Except as otherwise expressly provided for herein, the Seller shall not have amended or allowed to be amended, and hereby covenants not to amend or allow the amendment of, the organizational documents of the Owner without Purchaser's express prior written consent;

                  (e) There shall be no unsatisfied state or federal tax liens against or affecting the Owner or Seller, or any tax audit of the Owner or Seller in process, which could result in a lien against the Property or the Ownership Interest; and

                  (f) There shall be no outstanding, unsettled claim against the Owner arising under any insurance policies in respect of the Owner or the Property.

         SECTION 5.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.

         The obligation of the Seller to assign and transfer to the Purchaser the Ownership Interest on the Closing Date is subject to the satisfaction or waiver of the following conditions precedent on and as of the Closing Date:

         5.1 Purchase Price. The Purchaser shall deliver to the Seller the Purchase Price as provided in Section 3.3.

         5.2  Closing Documents.  The Purchaser  shall  have  delivered  to  the
Seller:

                  (a) Duly executed and acknowledged (by the remaining parties thereto) counterparts of the documents described in Subsections 4.1 (a), (c),
(d), (e), (g), (x) and (aa);

                  (b) The Guaranty of Landlord's Obligations duly executed by the Guarantors;

                  (c) The Guaranty of Member's Obligations duly executed by CHP;

                  (d) A certificate of a duly authorized officer of the Purchaser confirming the continued truth and accuracy of the representations and warranties of the Purchaser in this Agreement;

                  (e)   Certified   copies   of   applicable   resolutions   and
certificates of incumbency with respect to the Purchaser, each of the Guarantors, and such other persons as the Seller or the Tenant may reasonably require; and

                  (f) Such other documents, certificates and other instruments as may be reasonably required to consummate the transaction contemplated hereby.

         5.3 Opinions of Counsel. The Seller, Tenant, CBM and MI, as applicable, shall have received a written opinion from Lowndes, Drosdick, Doster, Kantor & Reed, P.A., or other counsel to the Purchaser and the Guarantors reasonably acceptable to Seller, MI and its counsel, in form and substance reasonably satisfactory to Seller and its counsel, regarding the good standing and authority of the Purchaser and the Guarantors to enter into the documents to be entered into in connection with the Closing and to which they are a party, and the enforceability of this Agreement, the Owner Agreement, the Guaranty of Landlord's Obligations, the Guaranty of Member's Obligations, the Lease and such other matters with respect to the transactions contemplated by this Agreement as the Seller, Tenant or MI may reasonably require.

         SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER.

         To induce the Purchaser and CHP to enter into this Agreement, the Seller and MI (and, to the extent specified below, CBM), represent and warrant to the Purchaser and CHP as follows:

         6.1 Status and Authority of the Seller. The Seller is, or will be at or before Closing, a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Seller has, or will have at or before Closing, duly qualified to transact business and is in good standing in the Commonwealth of Pennsylvania.

         6.2 Status and Authority of MI. MI is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. MI has duly qualified to transact business and is in good standing in the Commonwealth of Pennsylvania.

         6.3 Status and Authority of Owner. Owner is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business and in good standing under the laws of the Commonwealth of Pennsylvania.

         6.4 Status and Authority of Tenant. Tenant is, or will be at Closing, a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business and in good standing under the laws of the Commonwealth of Pennsylvania.

         6.4A Status and Authority of CBM. CBM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business and in good standing under the laws of the Commonwealth of Pennsylvania.

         6.5 Owner's Organizational Documents. Owner's organizational documents provided (or to be provided) by Seller to Purchaser at Closing are true and complete copies thereof and of all amendments and modifications with respect thereto and there are no other agreements between or among the members of Owner pertaining to Owner or the Property.

         6.6 Assets and Liabilities of Owner. The sole assets and liabilities of Owner are, or will be at Closing, the Assets and the Lease relating to the Property.

         6.7 Ownership of Owner. The Seller owns good and valid title to 89% of the ownership interests in Owner, free and clear of all liens, security interests, assignments, options, warrants, calls and adverse claims to title of any kind or character, and such Ownership Interest is not the subject of any agreement (other than this Agreement and any other document or instrument given or entered into in connection with Closing) providing for the sale and transfer thereof or any rights with respect thereto. CBM owns good and valid title to 11% of the ownership interests in Owner, free and clear of all liens, security interests, assignments, options, warrant, calls and adverse claims to title of any kind or character, and such ownership interests are not the subject of any agreement (other than this Agreement and any other document or instrument given or entered into in connection with Closing) providing for the sale and transfer thereof or any rights with respect thereto.

         6.8      [Intentionally Omitted].

         6.9 Existing Agreements. There are no (or will not be at the Closing) service contracts, maintenance agreements, leasing commissions or brokerage agreements, repair contracts, property management contracts, contracts for the purchase or delivery of labor, services, materials or goods, supplies or equipment, leases, licensees or occupancy agreements, or similar agreements entered into by or on behalf of Owner which will be obligations of Purchaser or Owner after the Closing, other than (i) the Permitted Encumbrances, (ii) the Contracts, (iii) the Lease, (iv) the Owner Agreement, and (v) any other document or instrument given or entered into in connection with Closing.

         6.10 Tax Returns. All tax returns for federal, state or local income, excise, sales and use, personal property, privilege, gross receipts and franchise taxes required by law to be filed by Owner prior to the date of Closing will be prepared and duly filed, prior to the Closing (or after Closing with respect to pre-Closing matters) and all taxes, if any, shown on such returns or otherwise determined to be due, together with any interest or penalties thereon, will be paid by or on behalf of Owner prior to Closing, or will be paid by Seller or MI on behalf of Owner after Closing and Seller or MI will provide Owner with evidence of the same.

         6.11 Action of the Seller. Each of Seller, MI and CBM has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by it on or prior to the Closing Date, such document shall constitute its valid and binding obligation and agreement, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

         6.12 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Seller, MI or CBM, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller, MI, CBM or Owner is bound.

         6.13 Litigation. Neither the Seller nor the Owner has received written notice of and, to the Seller's and MI's knowledge, no investigation, action or proceeding is pending or, to the Seller's and MI's knowledge, threatened, and neither the Seller nor the Owner has received written notice of and, to the Seller's and MI's knowledge, no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (b) may result in or subject Owner or the Property to a material liability which is not covered by insurance, whether or not Purchaser is indemnified by Seller and/or MI with respect to the same, or (c) involves condemnation or eminent domain proceedings against any material part of the Property.

         6.14 Not A Foreign Person. The Seller is not a "foreign person" within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         6.15 Construction Contracts; Mechanics' Liens. At the Closing, there will be no outstanding contracts made by the Seller or the Owner for the construction or repair of any improvements to the Real Property which have not been fully paid for or provision for the payment of which has not been made by Seller and Seller shall cause the Owner to discharge and have released of record or bonded all mechanics' or materialmen's liens, if any, arising from any labor or materials furnished to such Real Property prior to the Closing to the extent any such lien is not insured over by the Title Company or bonded over pursuant to applicable law.

         6.16 Permits, Licenses. At Closing, there will be in effect all material licenses (including liquor licenses, if required), permits and other authorizations necessary for the then current use, occupancy and operation of the Property; except those licenses, permits and authorizations identified in
Section 12, which shall be obtained after Closing in accordance with Section 12.

         6.17 Hazardous Substances. Except as described in the Environmental Report, to the Seller's and MI's knowledge, neither the Seller nor Owner, since the date that Owner acquired title to the Property, has stored or disposed of (or engaged in the business of storing or disposing of, or authorized the storage or disposal of) or has released or caused or authorized the release of any hazardous waste, contaminants, oil, radioactive or other material on the Property, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and which has not as of the Closing Date been removed from the Property in accordance with such applicable statutes, laws, ordinances, rules or regulations.

         6.18 Insurance. The Seller has received no written notice from any insurance carrier of defects or inadequacies in the Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

         6.19 Condition of Property. To Seller's and MI's knowledge, the Improvements on the Property, as of the Closing Date, will be in good working order and repair, mechanically and structurally sound, and are, to Seller's and MI's knowledge, free from material defects in materials and workmanship and, in respect of the Renovation Work, constructed with materials that are "new," subject to such "punch list" work as may be required upon Substantial Completion of such Renovation Work.

         6.20 Financial Information. Financial information, including, without limitation, all books and records and financial statements of the Owner, which have been provided to Purchaser are true, correct and complete in all material respects.

         6.21 Contracts. Seller and Owner have performed all of their obligations under each Contract to which the Owner is a party or is subject and no fact or circumstance has occurred, which by itself or with the passage of time or the giving of notice or both would constitute a default under any such Contract. Further, to Seller's knowledge, all other parties to such Contracts have performed all of their obligations thereunder in all material respects and are not in default thereunder.

         6.22 Title to FF&E. Owner has good and marketable title to the FF&E described on the FF&E Schedule and in the Plans and Specifications (to the extent that the Plans and Specifications describe FF&E).

         6.23 FF&E. The FF&E Schedule and the Plans and Specifications (to the extent the Plans and Specifications describe FF&E) accurately describe in all material respects the FF&E owned by Owner and located at the Property and, to Seller's knowledge, such FF&E is "new" and has not been used prior to its use at the Property.

         The representations and warranties made in this Agreement by Seller and MI (and CBM, as applicable), as indicated in Section 6.1 through Section 6.14, inclusive, are made as of the date hereof and shall be deemed remade by the Seller and MI (and CBM, as applicable), as of the Closing Date, with the same force and effect as if made on, and as of, such date; and the representations and warranties made in this Agreement by Seller and MI (or CBM, as applicable), in Section 6.15 through Section 6.23, inclusive, shall be made as of the Closing Date. All representations and warranties made in this Agreement by the Seller and MI (and CBM, as applicable) shall survive the Closing for a period of one year. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced and served, if at all, on or before the date which is twelve (12) months after the date of Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

         Except as contemplated by Section 12, prior to the Closing contemplated by this Agreement, Purchaser will have had the opportunity to investigate independently all physical aspects of the Property, and to make all such independent inspections and/or investigations of the Property that Purchaser deems necessary or desirable including, without limitation, review of the building permits, certificates of occupancy, environmental audits and assessments, toxic reports, surveys, investigation of land use and development rights, development restrictions and conditions that are or may be imposed by governmental agencies, agreements with associations or other private parties affecting or concerning the Property (if any), the condition of title, soils and geological reports, engineering and structural certificates, tests and third-party reports (if any), governmental agreements and approvals and architectural plans and site plans. Purchaser represents and warrants that, in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, CBM, MI or Owner, or anyone acting for or on behalf of Seller, CBM, MI or Owner, other than as expressly set forth in this Agreement; AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, CBM OR MI, PURCHASER ACKNOWLEDGES THAT THE PROPERTY WILL, UPON THE ACQUISITION BY PURCHASER OF THE OWNERSHIP INTEREST, BE IN ITS "AS IS" CONDITION AND IN ITS "AS IS" STATE OF REPAIR, WITH ALL FAULTS SUBJECT ONLY, HOWEVER, TO THE EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER, CBM, AND MI FOR THE BENEFIT OF PURCHASER EXPRESSLY SET FORTH IN THIS AGREEMENT.

         Except as otherwise expressly provided in this Agreement or any documents executed and delivered by Seller, CBM, or MI to the Purchaser at the Closing, the Seller, MI, CBM and Owner disclaim the making of any representations or warranties, express or implied, regarding the Ownership Interest, Owner or Property or matters affecting the same, whether made by the Seller, CBM, MI or Owner, on the Seller's behalf, CBM's behalf, MI's behalf or Owner's behalf, or otherwise, including, without limitation, the physical condition of the Property, title to, the boundaries or other survey matters of, the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Property or the market and physical environments in which it is located. The Purchaser acknowledges that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property, except as expressly provided in Section 6.12, Section 6.13, Section 6.15,
Section 6.16, Section 6.17, Section 6.19, Section 6.20 and Section 6.22. The Purchaser further acknowledges that it has not received from or on behalf of the Seller, CBM, MI or Owner, any accounting, feasibility, marketing, economic, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors.

         As used in this Agreement, the phrases "to Seller's knowledge," "to Owner's knowledge", "to MI's knowledge" and/or "to CBM's knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Daryl Nickel (and any subsequent officer of Lodging Development at MI having direct oversight responsibility for the transactions contemplated hereby), or Michael E. Dearing (and any subsequent finance officer of MI having direct oversight responsibility for the transactions contemplated hereby), or Tim Barry (and any subsequent officer of MI serving as project manager for the transaction contemplated hereby), or Bill Hoy (and any subsequent Vice President - Design and Project Management of Marriott International Design and Construction Services, Inc. having direct oversight responsibility for the transactions contemplated hereby) or of an employee of Seller or MI, or any Affiliated Person as to either, assigned to work at the Property in connection with construction of the Improvements and/or in connection with the installment of the FF&E on a full-time basis, if any.

         SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         To induce the Seller, CBM and MI to enter into this Agreement, the Purchaser (and, to the extent specified below, CHP) represents and warrants to the Seller, MI and CBM as follows:

         7.1 Status and Authority of the Purchaser. The Purchaser is duly organized and validly existing under the laws of the jurisdiction in which it was formed, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is, or will be by the Closing Date, duly qualified and in good standing in the Commonwealth of Pennsylvania.

         7.2 Status and Authority of the Guarantors. CHLP is a limited partnership duly organized and validly existing under the laws of the State of Delaware. CHP is a corporation duly organized and validly existing under the laws of the State of Maryland. CHP and CHLP each has all requisite power and authority under the laws of the state under whose laws it has organized or incorporated and under their respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. CHLP is, or will be by the Closing Date, duly qualified and in good standing in the Commonwealth of Pennsylvania.

         7.3 Action of the Purchaser. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to each Closing Date, such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

         7.4 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

         7.5 Litigation. Purchaser has received no written notice of and, to Purchaser's knowledge, no investigation, action or proceeding is pending and, to Purchaser's knowledge, no action or proceeding is threatened and Purchaser has received no notice of, and to Purchaser's knowledge, no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         The representations and warranties made in this Agreement by the Purchaser are made as of the date hereof and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of one year. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced and served, if at all, on or before the date which is twelve (12) months after the date of Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

         As used in this Agreement, the phrase "to Purchaser's knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Charles Muller or James Seneff or Robert Bourne, or C. Brian Strickland, or any subsequent officer or employee of CHLP or CHP, or any Affiliated Person as to CHLP or CHP, having direct oversight responsibility for the transactions contemplated in this Agreement.

         SECTION 8.  COVENANTS OF THE SELLER.

         The Seller and MI hereby covenant with the Purchaser as follows:

         8.1 Compliance with Laws. From the date of this Agreement to the Closing Date, to cause the Owner to use commercially reasonable efforts to comply in all material respects with (i) all laws, regulations and other requirements affecting the Property, from time to time applicable, of every governmental body having jurisdiction of the Property or the use or occupancy of any Improvements located thereon and (ii) all terms, covenants and conditions of instruments of record affecting such Property.

         8.2 Completion of Punchlist/Correction of Defects. If necessary, after Closing hereunder, to complete, at the Seller's or MI's cost, all punch-list items and to correct, at Seller's or MI's cost, all defects in the Renovation Work that are discovered by Owner or Purchaser and disclosed to the Seller within one year following the acceptance of the Renovation Work by Owner from the general contractor for such Renovation Work. At Closing, Seller or MI shall, at Purchaser's request, certify the outside date of such one-year warranty period to Purchaser. The Purchaser agrees to cooperate, or cause the Owner to cooperate, with the Seller, MI and/or the Tenant in enforcing any applicable warranties or guaranties with respect to such defects. Seller, MI and/or Tenant shall have the exclusive right and obligation to pursue the aforementioned rights and remedies; however, in the event that Seller, MI and/or Tenant fail to exercise such rights and remedies, after ten (10) days from notice by Purchaser to Seller and MI of such failure to exercise such rights and remedies, Owner shall then have the right to pursue the same. The provisions of this Section 8.2 shall survive the Closing under this Agreement.

         8.3      [Intentionally Omitted].

         8.4      [Intentionally Omitted].

         8.5 Final Payment. Upon final payment to the general contractor, Seller shall provide Purchaser with a copy of the final requisition received from the general contractor, evidence of Owner's payment thereof, and a final release of liens.

         SECTION 9.  APPORTIONMENTS.

         9.1 Apportionments. Representatives of the Purchaser, Tenant and the Seller shall make and perform any and all of the adjustments and apportionments which are appropriate and usual for a transaction of this nature, taking into account the applicable provisions of the Lease and this Agreement. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of the Seller, Tenant and the Purchaser at the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date, and in any event within ninety (90) days after such Closing Date, based upon an agreed accounting performed by representatives of the Seller, Tenant and the Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 9.1 within such ninety-day period, upon application by either party, a certified public accountant reasonably acceptable to the Purchaser and the Seller shall determine any such adjustments which have not theretofore been agreed to between the Seller and the Purchaser. The charges of such accountant shall be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Purchaser.

         Seller and Purchaser acknowledge and agree that Purchaser, in acquiring the Ownership Interest hereunder, is doing so based on the understanding that the Assets will be owned by Owner at the time of Closing, and that any and all other assets, including without limitation, cash on hand or in accounts in excess of Owner's liabilities, will be distributed to and/or retained by, and be the property of, Seller and CBM in accordance with their respective ownership interests in Owner just prior to Closing.

         9.2 Closing Costs. (a) All Third-Party Costs (hereinafter defined) shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. As used herein, the term "Third-Party Costs" shall include the following: (i) the Environmental Report prepared in connection with the purchase and sale of the Ownership Interest pursuant to this Agreement; (ii) the Updated Survey of the Real Property prepared in connection with due diligence under this Agreement; (iii) premiums for the title insurance policies to be provided at the Closing pursuant to Section 2.3 and Section 4.3(a); (iv) any closing or escrow charges or other expenses payable to the Title Company conducting the Closing; and (v) property appraisals prepared in connection with the purchase and sale of the Ownership Interest pursuant to this Agreement. Seller and Purchaser each agree to cooperate with each other in minimizing due diligence, closing and other costs to be incurred in connection with the transactions contemplated hereby.

         (b) Seller and Purchaser shall each pay one-half of any transfer, sales, use, recordation or other similar taxes, impositions or expenses incurred in connection with the Closing of the transactions contemplated hereby and/or the recordation or filing of any documents or instruments in connection therewith or the sale, transfer or conveyance of any of the Property in connection with the transaction contemplated hereby and the entering into of the Lease of the Property from Owner to Tenant; provided Owner (and derivatively, Seller and CBM in accordance with their respective interests in Owner) shall be responsible for any taxes due in respect of its, (and their respective) income, franchise, net worth or capital, if any, and any privilege, sales and occupancy taxes, due or owing to any governmental entity in connection with the operation of the Property for any period of time prior to Closing, and Owner (and derivatively Purchaser and CBM in accordance with their respective interests in Owner), or Tenant, (to the extent Tenant is obligated to pay same under the terms of the Lease), shall be responsible for all such taxes for any period from and after Closing, and provided further that any income tax arising as a result of the sale and transfer of the Ownership Interest by Seller to Purchaser shall be the sole responsibility of Seller and any income tax arising as a result of the Lease of the Property from Owner to Tenant shall be the sole responsibility of Tenant (to the extent Tenant is obligated to pay same under the terms of the Lease) or Owner (and derivatively Purchaser and CBM as the members of Owner).

         (c) Except as expressly provided in this Section 9, Seller and Purchaser shall each pay their own separate costs and expenses incurred in connection with the transactions contemplated hereby, including the fees and expenses of counsel in connection with the preparation and negotiation of this Agreement, the Lease and all other documents and instruments in connection therewith and in consummating any and all of the transactions contemplated hereby and thereby. The obligations of the parties under this Section 9 shall survive the Closing.

         SECTION 10.  [Intentionally Omitted].

         SECTION 11.  MISCELLANEOUS.

         11.1 Agreement to Indemnify. (a) Subject to any express provisions of this Agreement to the contrary, from and after Closing, (i) the Seller and MI shall indemnify, defend and hold harmless the Purchaser (which term, for purposes of this Section 11.1, shall include, as to matters arising out of clause (y) below, CHP) from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (v) any termination of employment of employees at the Property prior to or upon the Closing resulting from the termination of employment of such employees by Owner or its operator and/or the failure of Tenant to hire such employees (including, without limitation, severance pay, wrongful discharge claims, and claims and/or fines under federal, state or local statutes or regulations, including without limitation the Worker Adjustment and Retraining Notification Act), (w) the employment of such individuals prior to the Closing Date, including, without limitation, employment-related claims; COBRA-related claims; disability claims; vacation; sick leave; wages; salaries; payments due (or allocable) to any medical, pension, and health and welfare plans, and any other employee benefit plan established for the employees at the Property; and employee-related tax obligations such as, but not limited to, social security and unemployment taxes accrued as of the Closing Date, (x) events, acts, or omissions of the Owner that occurred in connection with its ownership or operation of the Property prior to the Closing Date or obligations accruing prior to the Closing Date under any Contract of Owner (except to the extent of any adjustment made in respect of such Contract at Closing and except to the extent provided for in Section 13),
(y) any material breach of a representation or warranty made by Seller and MI (and CBM, as applicable) under Section 6 (as such representations and warranties may be modified pursuant to said Section 6 and subject to the one-year limitation period set forth therein), or (z) any claim against Owner or Purchaser for damage to property of others or injury to or death of any person or any debts or obligations of or against Owner and arising out of any event occurring on or about or in connection with the Property or any portion thereof, at any time or times prior to the Closing Date, and (ii) the Purchaser and, if Purchaser is not CHLP, CHLP shall indemnify, defend and hold harmless the Seller (which term, for the purposes of this Section 11.1, shall include MI and, as to any matters arising out of clause (y) below, CBM) from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, acts, or omissions of the Owner that occur in connection with its ownership or operation of the Property from and after the Closing Date or obligations accruing from and after the Closing Date under any Contract of Owner (except to the extent of any adjustment made in respect of such Contract at Closing and except to the extent of CBM's obligation as a Member of Owner to fund cash needs of Owner arising from and after Closing pursuant to the Amended and Restated Operating Agreement), (y) any material breach of a representation or warranty made by Purchaser and, if Purchaser is not CHLP, CHLP under Section 7 (and subject to the one year limitation period set forth therein), or (z) any claim against Owner or Seller for damage to property of others or injury to or death of any person or any claims for any debts or obligations of or against Owner and arising out of any event occurring on or about or in connection with the Property or any portion thereof, at any time or times from and after the Closing Date. The provisions of this Section
11.1 shall not apply to any liabilities or obligations with respect to hazardous substances, the liabilities of the parties with respect thereto being governed by the representation and warranty of Seller set forth in Section 6.17.

         (b) Whenever it is provided in this Agreement that an obligation will continue after Closing as an obligation of Owner or be assumed by Owner after the Closing, the Purchaser and, if Purchaser is not CHLP, CHLP shall be deemed to have also agreed to indemnify and hold harmless the Seller and its respective successors and assigns from and against all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of the Purchaser to fund its 89% share of such obligation as a Member of Owner or to perform any other obligation it may have as an 89% Member of Owner in respect of the obligation so continued or assumed after the Closing (but not with respect to any act or omission which occurred prior to Closing).

         (c) Whenever any party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which another party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

         (d) The provisions of this Section 11.1 shall survive the Closing hereunder and the termination of this Agreement. All representations and warranties made in this Agreement shall survive the Closing for a period of one year. Any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representation or warranty shall be commenced, if at all, on or before the date which is twelve (12) months after the date of Closing and served promptly (but in no event later than sixty (60) days after commencement) and, if not commenced on or before such date and so served, thereafter shall be void and of no force or effect.

         11.2 Brokerage Commissions. Each of the parties hereto represents to the other party that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. The Seller shall indemnify and hold harmless the Purchaser and its successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Seller. The Purchaser shall indemnify and hold harmless the Seller and its successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Purchaser. Nothing contained in this section shall be deemed to create any rights in any third party. The provisions of this Section 11.2 shall survive the Closings hereunder and any termination of this Agreement.

         11.3     [Intentionally Omitted].

         11.4 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld, except as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, or to entities involved with a sale of a controlling interest in the Seller, the Purchaser or any of their affiliates or to receive legal, accounting and/or tax advice; provided, however, that, if such information is required to be disclosed by law, the party so disclosing the information will use reasonable efforts to give notice to the other party as soon as such party learns that it must make such disclosure.

         11.5 Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c)      All such notices shall be addressed,

         if to the Seller to:

                  Marriott International, Inc
                  10400 Fernwood Road, Dept. 52/924.11
                  Bethesda, Maryland  20817
                  Attn:  Treasury
                  [Telecopier No. (301) 380-5067

           with a copy to:

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52/923.00
                  Bethesda, Maryland  20817
                  Attn:  Law Department
                  [Telecopier No. (301) 380-6727]

                                    and

                  Holland & Knight LLP 2100 Pennsylvania Avenue, N.W.
                  Suite 400
                  Washington, D.C.  20037
                  Attn:  Michael Ruane, Esq.
                  [Telecopier No. (202) 955-5564]

         If to the Purchaser, to:

                  CNL Hospitality Partners, LP
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, Florida  32801-3336
                  Attn: Vice President Finance and Administration [Telecopier No. (407) 650-1085]

         with a copy to:

                  Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                  215 North Eola Drive
                  Post Office Box 2809
                  Orlando, Florida  32802
                  Attn:  Richard J. Fildes, Esq.
                  [Telecopier No. (407) 843-4444]

         If to Tenant:

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52/924.11
                  Bethesda, Maryland  20817
                  Attn:  Treasury
                  [Telecopier No. (301) 380-5067

           with a copy to:

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52/923.00
                  Bethesda, Maryland  20817
                  Attn:  Law Department
                  [Telecopier No. (301) 380-6727]

                                    and

                  Holland & Knight LLP 2100 Pennsylvania Avenue, N.W.
                  Suite 400
                  Washington, D.C.  20037
                  Attn:  Michael Ruane, Esq.
                  [Telecopier No. (202) 955-5564]

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11.6 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         11.7 Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other party, except that the Purchaser may assign this Agreement to any entity wholly owned, directly or indirectly, by CHLP provided, however, that, in the event this Agreement shall be assigned to any entity wholly owned, directly or indirectly, by CHLP, CHLP shall remain fully and primarily liable for the obligations of the "Purchaser" hereunder. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

         11.8 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         11.9 Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

         11.10 Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of Maryland as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         11.11 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         11.12 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees, incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         11.13 Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of the seller and purchaser.

         11.14 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.15 Disclosure. From and after Closing, and at the written request of Purchaser, Seller shall provide such financial statements in respect of Owner's operations from the date of Owner's commencement of business to the date of such Closing to the extent such financial statements are required by applicable securities laws and regulations and the SEC's interpretation thereof; provided, however, that (i) Seller reserves the right, in good faith, to challenge, and require Purchaser to use commercially reasonable efforts to challenge, any assertion by the SEC, any other applicable regulatory authority, or Purchaser's independent public accountants that applicable law or regulations require the provision of such financial statements, (ii) Purchaser shall not, without Seller's consent (which consent shall not be unreasonably withheld, delayed or conditioned), acquiesce to any such challenged assertion until Purchaser has exhausted all reasonable available avenues of administrative review, and (iii) Purchaser shall consult with Seller in pursuing any such challenge and will allow Seller to participate therein if and to the extent that Seller so elects. Any and all costs and expenses incurred by Seller, including without limitation reasonable attorneys fees and expenses, in connection with providing such financial statements to Purchaser or in connection with any challenge to an SEC assertion (including Seller's consultation or participation with Purchaser in respect of same) shall be reimbursed to Seller by Purchaser within ten (10) days following written demand by Seller.

         SECTION 12: SELLER AND MI REPURCHASE OBLIGATION; OTHER POST-CLOSING DELIVERIES

         12.1 Repurchase Requirement. If the Property Opening (hereinafter defined) does not occur on or before the second anniversary of the Closing Date, Purchaser shall have the right to require Seller and/or MI to repurchase the Ownership Interest in accordance with the terms and conditions of this Section
12. As used herein, the term "Property Opening" means the satisfaction of each of the following requirements:

         (a) the receipt by Tenant (with copies to Owner) of the Franchisor Letter acknowledging the Opening Date; and

         (b)   the occurrence of the Opening Date.

         If Purchaser elects to exercise its right to demand Seller's or MI's repurchase of the Ownership Interest under this Section (the "Repurchase Right"), then Purchaser shall deliver, within thirty (30) days after the second anniversary of the Closing Date, written notice to Seller and MI that Purchaser has elected to exercise the Repurchase Right (the "Repurchase Notice"). The Repurchase Notice shall specify a date, which date shall be not sooner that thirty (30) days, nor more than sixty (60) days, from the day of delivery of the Repurchase Notice, on which Purchaser and Seller (and/or MI) shall consummate the purchase by Seller (and/or MI) of all of Purchaser's right, title and interest in and to the Ownership Interest(the "Repurchase Closing") in accordance with this Section 12.

         12.2 Repurchase Closing. The Repurchase Price (as defined hereinbelow) shall be paid at the Repurchase Closing in all-cash or with good funds immediately available in Washington, D.C. Rent and every other entitlement and obligation of the parties under the Lease and any other obligation of Owner consistent with Section 9 shall be prorated as of the date of the Repurchase Closing. The Repurchase Closing shall take place in the offices of Seller's attorney in Washington, D.C., or another location mutually acceptable to Purchaser and Seller. At the Repurchase Closing, Purchaser shall convey the
Ownership Interest back to Seller by a warranty assignment and assumption agreement (substantially similar to the Warranty Assignment and Assumption Agreement entered into at Closing), duly executed by Purchaser, assigning and warranting to Seller all right, title and interest of Purchaser therein, free from all liens, encumbrances, security interests, options and adverse claims of any kind or character. Seller and/or MI shall pay any transfer, recordation or other similar taxes, impositions or expenses incurred in connection with the transfer and conveyance of the Ownership Interest at the Repurchase Closing. Each party shall pay its own attorneys' fees.

         12.3 Repurchase Price. Subject to adjustment as provided hereinbelow, the Repurchase Price to be paid by Seller for the Ownership Interest shall be Sixty Million Eight Hundred Thousand Dollars ($60,800,000). If a condemnation action has commenced against Owner for any portion of the Property and Purchaser shall have received condemnation proceeds from Owner or a governmental or quasi-governmental entity for any portion of the Property prior to the Repurchase Closing, Seller shall receive a credit against the Repurchase Price in such amount of the condemnation proceeds paid to Purchaser or if no condemnation award has been granted to or distributed by Owner, Purchaser shall assign to Seller any and all right, title and interest Purchaser may have to such condemnation proceeds to be received in connection with the Property. The Repurchase Price calculated as described above shall be reduced by the amount of any mortgages (other than any mortgage given in connection with the TIF
Financing (as such term is defined in the Amended and Restated Operating Agreement)), judgment liens and other monetary encumbrances in a liquidated amount of record and any other indebtedness of Owner whether or not such indebtedness is secured by the Property or any part thereof; as of the date of the Repurchase Closing which have not been previously satisfied and released by the Owner and/or Purchaser.

         12.4 Reports. Upon the closing of Seller's repurchase of the Ownership Interest pursuant to this Section 12, following Purchaser's exercise of the Repurchase Right, Purchaser shall provide Seller with any and all books, records, contracts, reports, drawings and other documents in respect of the ownership, operation and management of the Property which are in Purchaser's possession or control and which have not previously been delivered to Seller.

         12.5 Termination. Promptly following the Property Opening (or the expiration of the aforesaid exercise period without Purchaser having exercised its right of repurchase), Seller and Purchaser shall enter into a memorandum confirming the occurrence of the Property Opening and the termination of this
Section 12.

         12.6 Other Post-Closing Deliveries. Seller and/or MI shall obtain and deliver to Purchaser, within one hundred twenty days (120) days after the Closing Date, the following items:

         (a) "As-Built" Drawings;
         (b) Warranties issued in connection with the Renovation Work;
         (c) Assignment from Stonebrick Annex Corporation ("Stonebrick") of its rights under the general contractor's agreement and architect's agreement (or at such later date as the work under the Agency Agreement between Owner and Stonebrick has been completed);
         (d) The Contracts;
         (e) Final lien waivers for all first tier sub-contractors (to the extent copies of the same are available to Seller);
         (f) Permits identified in the Architect's Certificate; and
         (g) No Violation Letter from the City of Philadelphia Department of Licenses and Inspection.

         SECTION 13.  PURCHASE PRICE ADJUSTMENT.

         13.1 Remaining Work and Payments. Owner is in the process of having the punch list for the Renovation Work and certain other work at the Improvements completed. It is understood and acknowledged that such work will not be completed and paid for prior to Closing. Owner may also be responsible to pay the contractor(s) for such work certain "retainage" held back out of prior payments.

         13.2 Adjustment to Purchaser Price and Capital Contributions. The Purchaser shall be granted a downward adjustment to the Purchase Price in an amount equal to eighty-nine percent (89%) of the amount of any payments to be made by or on behalf of Owner for such work or retainage after Closing. Each such credit to the Purchase Price shall be deemed to have been returned to Purchaser under this Agreement and immediately paid over to the Owner by Purchaser as its capital contribution to the Owner on account of the required payment by Owner. The remaining eleven percent (11%) of each such post Closing payment shall be contributed to Owner by or on behalf of CBM. The respective capital accounts of Purchaser and CBM in Owner will be credited with such deemed contributions. Seller or MI shall provide to Purchaser written evidence of the amount, nature and time of each such payment in order that the adjustment to the Purchase Price and aforesaid capital accounts may be properly recorded.

         SECTION 14.  CHANGE OF NAME OF OWNER.

         14.1 Purchaser to Cover Name Change. Purchaser shall, on or before the sixtieth (60th) day following the Closing Date, change (or cause to be changed) the limited liability company name of the Owner from "Courtyard Annex, L.L.C." to a different name; provided, however, that in no event shall the name so chosen by Purchaser contain any of the names "Marriott," "Courtyard" or any other names used by MI or any of its affiliates, including the Seller, or any name or names which may be confusingly similar to said names.


                   [Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.
                                     SELLER:

                                     COURTYARD ANNEX, INC.

                                     By:/s/ Michael E. Dearing
                                        -------------------------------------
                                         Michael E. Dearing
                                         Vice President


                                     PURCHASER:

                                     CNL HOSPITALITY PARTNERS, LP

                                     By:   CNL Hospitality GP Corp., a Delaware
                                           corporation, its general partner

                                           By:/s/ C. Brian Strickland
                                              --------------------------------
                                               C. Brian Strickland
                                               Vice President of Finance and
                                               Administration

                                      CBM:

                                      CBM ANNEX, INC.

                                      By: /s/ Michael E. Dearing
                                          --------------------------------
                                           Michael E. Dearing
                                           Vice President

                                      MI:

                                      MARRIOTT INTERNATIONAL, INC.


                                      By: /s/ Michael E. Dearing
                                          ----------------------------------
                                           Michael E. Dearing
                                           Authorized Signatory

         The undersigned, CNL Hospitality Properties, Inc., joins herein for the purpose of (i) evidencing its agreement to enter into and deliver the Guaranty of Landlord's Obligations (CHP and CHLP) and the Guaranty of Member's Obligations, and (ii) confirming the representations and warranties made on its behalf pursuant to the terms of the foregoing Agreement.

                                   CNL HOSPITALITY PROPERTIES, INC.

                                   By:/s/ C. Brian Strickland
                                      -----------------------------------
                                       C. Brian Strickland
                                       Vice President of Finance and
                                       Administration